UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

      . Preliminary Information Statement

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  X . Definitive Information Statement

BRAZIL GOLD CORP.

(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

BRAZIL GOLD CORP.

850 3rd Avenue, 16th Floor

New York, NY 10022

Telephone: (212) 508-2175

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of Brazil Gold Corp., a Nevada Corporation (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  We are sending you this Information Statement to notify you that on or about August 12, 2013, the Stockholders holding a majority voting rights of our Common Stock (the “Majority Stockholders”) approved the following action (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders: to amend and Restate the Amended Articles of Incorporation of the Corporation to specifically, amend ARTICLE FOUR of the Amended Articles of Incorporation of the Corporation in order to increase the number of shares of authorized capital stock to 960,000,000 shares, of which 950,000,000 shall be common stock and 10,000,000 shall be preferred stock of the Corporation, by filing with the Secretary of State of Nevada the Restated Articles of Incorporation.

The Company received a written consent in lieu of a meeting of the holders of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred"), created by unanimous written consent of the Board of Directors of the Company (the "Board"), as permitted by the Company's Articles of Incorporation, as may be amended (the "Articles").  Each share of Series A Preferred has the equivalent of 3,750,778 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there is one holder of Series A Preferred (the "Series A Stockholder" or the "Majority Stockholder"), holding fifty-one (51) shares of Series A Preferred, resulting in the Series A Stockholder holding in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions.  You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Nevada corporate law or the Company’s Articles of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed to Stockholders. The Information Statement is being mailed on or about September 5, 2013, to Stockholders of record on the Record Date.  The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

BRAZIL GOLD CORP.

Date: September 3, 2013

/s/ Conrad Huss

By: Conrad Huss – CEO and Director

GENERAL INFORMATION

This Information Statement is being first mailed on or about September 5, 2013, to stockholders of the Company by the Board of Directors of the Company (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the holders of the majority of the voting rights of our Common Stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to Two Hundred Fifty Million (250,000,000) shares of Common Stock, and 10,000,000 shares of preferred stock.  As of the record date of August 16, 2013, we had 183,796,028 shares of Common Stock issued and outstanding and 51 shares of Series A Preferred Stock issued and outstanding.

Series A Preferred Stock

The number, designation, rights, preferences and privileges of the Series A Preferred were established by the Board at a meeting on June 24, 2013.  The designation, rights, preferences and privileges that the Board established for the Series A Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on August 7, 2013. Among other things, the Certificate of Designation provides that each one share of Series A Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

At a meeting of the Board, the Board issued an aggregate of fifty one (51) shares of Series A Preferred to one individual, the CEO of the Company (the "Series A Stockholder").  As a result of the voting rights granted to the Series A Preferred, the Series A Stockholder holds in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Pursuant to Nevada law, at least a majority of the voting equity of the Company are required to approve the Corporate Actions by written consent. The Series A Stockholder, which holds in the aggregate fifty one (51) shares of Preferred Stock, or approximately 50.9989% of the voting rights of the Company or voting rights of 191,289,678 shares of common stock, has voted in favor of the Corporate Actions, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series A Stockholder, the number of shares of Series A Preferred held by each Series A Stockholder, the total number of votes that the Series A Stockholder voted in favor of the Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series A Stockholder	Number of Shares of Series A Preferred held	Number of Votes held by such Series A Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Conrad Huss	51	191,289,678	191,289,678	51%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially (1)	% of Outstanding Shares of Common Stock	Number of Shares of Series A Preferred Stock Owned	% of Outstanding Series A Preferred Stock
Conrad Huss (2)	18,195,807 (2)	9.9%	51 (2)	100
SC Advisors, Inc. (3)	18,195,807 (3)	9.9%	0	0
Southridge Partners II LP (4)	18,195,807 (4)	9.9%	0	0

(1)	Percentage based on 183,796,028 shares of Common Stock outstanding as of the Record Date.
(2)

Mr. Huss is the CEO and board member of the Company.  Mr. Huss holds certain promissory notes issued by the Company which enables Mr. Huss to convert the principal amount thereof into 9.9% of the outstanding shares of common stock of the Company in the aggregate.  The 51 shares of Series A Preferred Stock vote the equivalent of 191,289,678 shares of common stock of the Company, which is equivalent to 51% of the total voting rights of the Company.  The address for Mr. Huss is 850 Third Avenue, 16th Floor, New York, NY 10022.

(3)

SC Advisors, Inc. holds certain promissory notes issued by the Company which enables SC Advisors, Inc. to convert the principal amount thereof into 9.9% of the outstanding shares of common stock of the Company in the aggregate.  The address for SC Advisors, Inc. is Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877.

(4)

Southridge Partners II LP holds certain promissory notes issued by the Company which enables Southridge Partners II LP to convert the principal amount thereof into 9.9% of the outstanding shares of common stock of the Company in the aggregate.  The address for Southridge Partners II LP is Executive Pavilion, 90 Grove Street, Ridgefield, Connecticut 06877.

PROPOSAL NO. 1:

APPROVAL OF A RESTATEMENT OF OUR ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 250,000,000 SHARES TO 950,000,000 SHARES

Current Capitalization

Common Stock

The Company currently has 250,000,000 shares of common stock authorized, of which 183,796,028 were issued and outstanding as of the Record Date. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company’s Articles of Incorporation authorizes it to issue up to 10,000,000 preferred shares, $.001 par value. Further, per the Articles of Incorporation, as amended and restated, the Board of Directors, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series. The Company has designated 51 shares of its preferred stock $.001 par value as Series A Convertible Preferred Stock (“Series A”). Each share of Series A is convertible into one share of the Company’s common stock. The conversion basis is not adjusted for any stock split or combination of the common stock. Each one (1) share of the Series A shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

Reasons for the Restatement

In addition to the need to amend the Articles of Incorporation of the Company in order to effectuate the increase in the number of authorized shares of Common Stock, the Company decided to restate the Articles of Incorporation to provide clarity to the Articles of Incorporation of the Company.

The Company must increase the authorized shares to fulfill its obligations under the financing agreements to avoid default, resulting liquidated damages and potential loss of Company assets under the security agreements with the investors. Further, the Board of Directors believes it is in the Company’s best interest to have additional shares of common stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. The increase in authorized shares has been determined by the Board of Directors to allow for these obligations and to provide for a sufficient amount of common stock to support its operations, expansion and future financing activities, if any. Other than set forth in the above agreements, there are no present plans for significant future issuances. When the Board of Directors deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

Procedure if Effected

The proposed increase in the number of authorized shares of the Company’s common stock would become effective immediately upon the filing of the Amendment with the office of the Secretary of State of the State of Nevada. The Company expects to file the Amendment referenced in this proposal with the Secretary of State of the State of Nevada promptly upon approval by the stockholders.

The Board of Directors of the Company has adopted a resolution to restate the Company’s Articles of Incorporation to increase the authorized shares of Common Stock (the “Amendment”). As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Amendment.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Amended Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on March 22, 2013;
(2)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on May 9, 2013;
(3)	Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the SEC on June 28, 2013;
(4)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on July 11, 2013.

You may request a copy of these filings, at no cost, by writing to the Company at 850 3rd Avenue, 16th Floor, New York, NY 10022, or telephoning the Company at (212) 508-2100. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 850 3rd Avenue, 16th Floor, New York, NY 10022, telephone (212) 508-2175. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

APPENDIX

Appendix A – Proposed Restated Articles of Incorporation

By order of the Board of Directors,

Date:  September 3, 2013

/s/ Conrad Huss

Conrad Huss

Chairman of Board of Directors

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BRAZIL GOLD CORP.

Brazil Gold Corp., a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes,

DOES HEREBY CERTIFY:

1. That the name of this corporation is Brazil Gold Corp., and that this corporation was originally incorporated pursuant to the Nevada Revised Statutes on June 17, 2004, and amended on March 7, 2008.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Articles of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended and restated in its entirety to read as follows:

ARTICLE ONE

The name of this corporation is Brazil Gold Corp. (the **"Corporation"**).

ARTICLE TWO

The name of the registered agent of the Corporation is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

ARTICLE THREE

The purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the under the Nevada Revised Statutes.

ARTICLE FOUR

The aggregate number of shares which this Corporation will have authority to issue is Nine Hundred Sixty Million (960,000,000), par value $0.001 per share, Nine Hundred Fifty Million (950,000,000) of which will be designated "Common Stock" and Ten Million (10,000,000) which shall be designated as "Preferred Stock". Out of the Preferred Stock, fifty one (51) shares of Preferred Stock are designated Series A Preferred Stock with the rights, privileges and preferences set forth on the attached Certificate of Designation for the Series A Preferred Stock.

1. Voting Rights. Each outstanding share of Common Stock will be entitled to one vote and each fractional share of Common Stock will be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or in proxy, will constitute a quorum at a meeting of shareholders. Except as otherwise provided in these Articles of Incorporation or the Nevada Revised Statutes, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the shareholders. When, with respect to any action to be taken by the shareholders of the Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting will not be allowed in the election of directors of this Corporation.

2. Common Stock and Preferred Stock. The Common Stock and Preferred Stock of the Corporation may be issued from time to time without prior approval by the shareholders of the Corporation, and for such consideration as may be fixed from time to time by the Board of Directors of the Corporation. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions as adopted solely by the Board of Directors of the Corporation.

ARTICLE FIVE.

The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The name and address of the first Board of Directors is:

NAME	ADDRESS
Audrey Reich	15487 24 Avenue Surrey, British Columbia Canada V3S 0C4

ARTICLE SIX.

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN.

The name and address of the incorporator of the corporation is as follows:

NAME	ADDRESS
C. Woodgate	502 E John Street, Carson City, Nevada 89706.

ARTICLE EIGHT.

The period of existence of the corporation shall be perpetual.

ARTICLE NINE.

The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE TEN.

Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN.

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE TWELVE.

No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

IN WITNESS WHEREOF, this Amended and Restated Articles of Incorporation has been executed by a duly authorized officer of this corporation on this ---- day of -------, 2013.

____

Conrad Huss, CEO, Director